EXHIBIT 23.1

Consent of Independent Auditors

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated May 25, 2006, with respect to the combined financial statements of the U.S. Mutual Fund Business of ABN AMRO Asset Management Holdings, Inc. included in the Post-Effective Amendment No. 1 to the Registration Statement (Form S-1 No. 333-127272) and related prospectus of Highbury Financial Inc. for the registration of shares of its common stock.

/s/ ERNST & YOUNG LLP

Chicago, Illinois

December 19, 2006